ROUTIER AND JOHNSON, P.C.
                                 ATTORNEYS AT LAW
                               1700 K STREET, N.W.
                                    SUITE 1003
Robert J. Routier           WASHINGTON, D.C.  20006            (202) 296-4852




                                February 28, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Opinion of Counsel
     Presidential Variable Annuity Account One
     File No. 33-19293

Ladies/Gentlemen:

     As Counsel for Presidential Life Insurance Company, this firm is aware of and familiar with the registration statement filed with the Securities and Exchange Commission by Presidential Life Insurance Company as depositor for the Presidential Variable Annuity Account One ("Separate Account") and the securities being offered by the Separate Account.

     Based on a review of the relevant documents and materials and on the basis of available information, the undersigned is of the opinion that the securities issued during period ending December 31, 1995, by the Separate Account were legally issued, fully paid and non-assessable.



                                        /s/ Robert J. Routier
                                            Robert J. Routier